Grant Park Fund

Class A, B, Legacy 2, Global 2 and Global 3 Units

Monthly Performance Report • August 2015



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson, Ste 600
Chicago, IL 60661

Market Commentary: August 2015

Currencies: The U.S. dollar declined after the Federal Reserve indicated there was uncertainty on when to raise interest rates and signaled that a stronger dollar could hinder U.S. inflation and growth. The euro strengthened after Greece received its third bailout and the Consumer Confidence Index for the Eurozone improved unexpectedly. The Japanese yen finished higher due to increased demand for safe-haven assets amidst volatility in the global equity markets. The New Zealand dollar and the Australian dollar declined amidst concerns about the health of China, a key trading partner of both nations.

Energy: Gasoline blendstock prices declined over 10% after the U.S. Energy Information Administration reported inventories rose unexpectedly. Crude oil markets rose after Venezuela requested an emergency OPEC meeting to discuss a reduction in global production in response to recent weak oil prices.

Equities: Global equity markets finished a volatile month lower on speculation weak growth in China could be a harbinger for a global economic slowdown. Hong Kong's Hang Seng Index was down over 12% on concerns regarding economic growth in the region.

Fixed Income: Fixed-income markets in the U.S., U.K., and Japan finished the month higher after volatility in both global stock and commodity markets drove investors toward safer assets. German Bund markets finished lower, pressured as monetary easing by the People's Bank of China fostered optimism and reduced demand for safe-haven assets near month end.

Grains/Foods: Corn, wheat, and soybean markets fell because favorable weather buoyed supply forecasts and because of uncertainty surrounding China's economy. Lean hog prices fell over 13% due to decline in demand. Sugar moved lower due to abundant supplies, and coffee prices decreased because of weakness in the Brazilian real.

Metals: Gold and platinum prices rose as demand for safe haven assets increased amidst steep losses in global equity markets and on uncertainty surrounding the Federal Reserve's commitment to raising U.S. interest rates. Base metals markets fell as investors worried a weak Chinese economy will lead to a slump in demand for industrial metals.

A Units (Closed)

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%	-9.2%	4.5%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**
2014	-4.8%	1.2%	-2.9%	0.1%	0.9%	0.6%	-0.9%	4.2%	2.2%	0.6%	4.9%	0.6%	**6.7%**
2015	2.8%	-0.3%	0.4%	-4.0%	-1.5%	-4.6%	2.3%	-6.2%					**-10.8%**

B Units (Closed)

2003	2004	2005	2006	2007	2008	2009	2010
7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%	-9.9%	3.8%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**
2014	-4.8%	1.1%	-2.9%	0.1%	0.9%	0.5%	-0.9%	4.2%	2.2%	0.5%	4.9%	0.6%	**6.1%**
2015	2.8%	-0.3%	0.3%	-4.1%	-1.5%	-4.7%	2.3%	-6.2%					**-11.2%**

Legacy 2 Units

2009	2010
-3.6%	5.7%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.4%	2.3%	-2.2%	3.8%	-6.6%	-3.7%	3.2%	-1.7%	-1.6%	-4.4%	-0.4%	0.1%	**-11.4%**
2012	0.2%	1.0%	-2.0%	0.2%	6.2%	-4.6%	3.7%	-1.1%	-1.9%	-5.5%	-0.5%	0.7%	**-4.3%**
2013	1.6%	-2.7%	1.4%	1.2%	-2.7%	-2.9%	-0.1%	-2.1%	-0.7%	1.8%	2.4%	1.0%	**-1.9%**
2014	1.6%	1.4%	-2.7%	0.3%	1.1%	0.7%	-0.7%	4.3%	2.4%	0.8%	5.0%	0.7%	**8.6%**
2015	2.9%	-0.1%	0.5%	-3.8%	-1.3%	-4.5%	2.5%	-6.0%					**-9.7%**

Global 2 Units

2009	2010
-4.6%	2.6%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.8%	2.0%	-1.9%	2.9%	-6.5%	-3.4%	3.1%	-1.3%	-1.4%	-4.0%	-0.4%	0.0%	**-11.4%**
2012	0.4%	0.9%	-2.0%	0.3%	6.3%	-4.6%	3.8%	-1.2%	-1.9%	-5.4%	-0.5%	0.7%	**-3.5%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%	1.8%	2.4%	1.1%	**-1.4%**
2014	1.7%	1.4%	-2.7%	0.3%	1.1%	0.7%	-0.7%	4.3%	2.4%	0.8%	5.3%	0.8%	**9.1%**
2015	3.0%	0.0%	0.5%	-3.8%	-1.3%	-4.4%	2.5%	-6.0%					**-9.6%**

Global 3 Units

2009	2010
-6.0%	0.7%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**
2014	-4.8%	1.2%	-2.8%	0.2%	1.0%	0.6%	-0.8%	4.2%	2.2%	0.7%	5.2%	0.7%	**7.5%**
2015	2.8%	-0.1%	0.4%	-4.0%	-1.4%	-4.6%	2.3%	-6.2%					**-10.6%**

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

A, B and Legacy Units

Trading Performance by Sector


3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
August
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
17%	16%	14%	35%	9%	9%

Global Units

Trading Performance by Sector


3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
August
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
17%	16%	14%	35%	9%	9%

Sector Positions at Month-End


Commodities 34%
Financials 66%
Energy 16%
Grains 9%
Metals 9%
Currencies 17%
Equities 14%
Fixed Income 35%
Aug 14
Sep 14
Oct 14
Nov 14
Dec 14
Jan 15
Feb 15
Mar 15
Apr 15
May 15
Jun 15
Jul 15
Aug 15
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	2	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.80%	4.20%	6.11%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No Investor should invest more than 10% of his/her net worth.	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No Investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - August 2015	
Total Fund Assets (A,B, Legacy, Global)	$239M
12-Month Return	-3.2%
Average 12-Month Return	14.8%
36-Month Cumulative Return	-15.6%
60-Month Cumulative Return	-18.0%
Compounded Annualized ROR	10.5%
3-Year Compounded Annualized ROR	-5.5%
5-Year Compounded Annualized ROR	-3.9%
10-Year Compounded Annualized ROR	0.4%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 - 3/14)	-30.3%
Average 1-month Gain	5.9%
Average 1-month Loss	-4.1%
# of Winning Months	166
# of Losing Months	154

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2005 - June 2015		
↑ ↓	Moved in Opposite Directions	43%
↑ ↑	Positive Results for Both	36%
↓ ↓	Negative Results for Both	21%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.